UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 18, 2014, CVB Financial Corp. (the “Company”) issued a press release announcing that the Company and America Bancshares, Inc. have entered into a definitive Stock Purchase Agreement, pursuant to which American Security Bank, the principal subsidiary of America Bancshares, Inc., will be sold to and merged with Citizens Business Bank, the principal subsidiary of the Company.

The press release announcing the acquisition agreement is attached as an exhibit to this 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 18, 2014, announcing that CVB Financial Corp. and America Bancshares, Inc. have entered into a definitive Stock Purchase Agreement, pursuant to which American Security Bank, the principal subsidiary of America Bancshares, Inc., will be sold to and merged with Citizens Business Bank, the principal subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 19, 2014	By:	/s/ Richard C. Thomas
Executive Vice President and
Chief Financial Officer

Exhibit Index

99.1	Press Release dated February 18, 2014, announcing that CVB Financial Corp. and America Bancshares, Inc. have entered into a definitive Stock Purchase Agreement, pursuant to which American Security Bank, the principal subsidiary of America Bancshares, Inc., will be sold to and merged with Citizens Business Bank, the principal subsidiary of the Company.